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                                                         AmericasBank Corp.
                                                         Contact: Mark H. Anders
                                                         Phone: 443-921-0804
                                                         Website:
                                                         www.americasbank.com

                           AMERICASBANK CORP. REPORTS
                              FIRST QUARTER PROFIT

  TOWSON, MD. (May 7, 2007) --AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, today announced financial results for the three months ended March 31, 2007.

  For the first quarter of 2007, the Company reported net income of $119,000 or $0.04 per basic and diluted common share, as compared with a net loss of $214,000 or ($0.16) per basic and diluted common share for the first quarter of 2006.

  "We were pleased with the results in the first quarter," said Mark H. Anders, President and CEO of the Company. "Our loan growth and revenue growth continue to outpace our noninterest expenses as we add resources to grow our community banking business."

  "We believe that these continuing solid results validate our focus on face-to-face, personalized, service-intensive local banking," Anders added.

  Total assets for the Company were $113,838,000 at March 31, 2007, up $34,906,000 or 44.2% from $78,932,000 a year earlier. Loans and leases, net of allowance, increased by $41,253,000 or 75.2% to $96,116,000 at March 31, 2007,
  from $54,863,000 at March 31, 2006. Total assets and loans and leases, net of allowance, increased by 5.3% and 13.6%, respectively, during the three months ended March 31, 2007, compared to December 31, 2006. Total deposits were $97,130,000 at March 31, 2007, compared to $62,452,000 at March 31, 2006, and
  $91,585,000 at December 31, 2006.

  Total interest revenue for the three months ended March 31, 2007 increased 80.4%, from $1,202,000 at March 31, 2006 to $2,168,000 at March 31, 2007,
  primarily due to a 50.1% increase in average earning assets for the period. Net interest income for the three months ended March 31, 2007 increased $513,000 to $1,123,000 or 84.2% compared to same period last year, as the net interest margin on earning assets increased to 4.31% from 3.51% and the net interest spread increased to 3.68% from 3.21%.

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  The provision for loan and lease losses was $158,000 for the three months ended March 31, 2007, up $103,000 or 187.3% over the first quarter of 2006. The increase in the loan loss reserve reflects growth in the loan portfolio and the reassessment of the risk factors used for calculating the allowance for loan and lease losses that was announced in the fourth quarter of last year. The allowance for loan and lease losses was 1.21% of loans and leases outstanding at March 31, 2007 compared to 0.76% and 1.20% at March 31, 2006 and December 31, 2006, respectively. Non-performing assets to total assets declined to 0.55% at March 31, 2007 from 0.71% at December 31, 2006. There were no additions to non-performing assets during the three months ended March 31, 2007, and the Company reported no charged off loans during the first quarter.

  Noninterest revenue for the three months ended March 31, 2007 was $92,000, a 12.5% increase over the same period last year. Noninterest revenue is comprised mostly of mortgage banking gains and fees which increased 11.1% to $67,000 in the first quarter of 2007 compared to 2006.

  Noninterest expenses for the three months ended March 31, 2007 were $938,000 compared to $850,000 for the three months ended March 31, 2006, an $88,000 or 10.3% increase. Salaries and employee benefits increased by $24,000 or 5.9% and $28,000 or 24.9%, respectively, in the first quarter of 2007, compared to 2006. Other expenses, including occupancy and furniture and equipment, increased by $36,000 or 10.5%.

  ABOUT AMERICASBANK CORP.

  AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

  The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.


                    SUPPLEMENTAL FINANCIAL DATA IS ATTACHED


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

                       AMERICASBANK CORP. AND SUBSIDIARY
                        UNAUDITED SUMMARY FINANCIAL DATA


                                                ------------------------------------
                                                CONSOLIDATED STATEMENT OF OPERATIONS
                                                ------------------------------------
                                                           THREE MONTHS ENDED
                                                ------------------------------------
                                                   3/31/2007             3/31/2006
                                                --------------        --------------
INCOME STATEMENT DATA:
  Interest revenue                               $ 2,167,557            $ 1,201,801
  Interest expense                                 1,044,071                591,793
                                                ------------------------------------
  Net interest income                              1,123,486                610,008
  Provision for loan and lease losses                158,000                 55,000
  Noninterest revenue                                 91,888                 81,700
  Noninterest expenses                               938,013                850,383
                                                ------------------------------------
  Income (loss) before incomes taxes                 119,361               (213,675)
  Income taxes                                            --                     --
                                                ------------------------------------
  Net income (loss)                               $  119,361             $ (213,675)
                                                ====================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss)
    per common share                              $     0.04             $    (0.16)
  Average shares outstanding, basic
    and diluted                                    2,654,202              1,363,369

PERFORMANCE RATIOS:
  Return on average assets                              0.45%                 (1.19)%
  Return on average equity                              2.96%                (11.17)%
  Net interest margin                                   4.31%                  3.51%


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


                       AMERICASBANK CORP. AND SUBSIDIARY
                        UNAUDITED SUMMARY FINANCIAL DATA


                                                   ----------------------------------------------------------------------------
                                                                    COMPARATIVE SUMMARY FINANCIAL DATA BY QUARTER
                                                   ----------------------------------------------------------------------------
                                                                                QUARTER ENDED
                                                   ----------------------------------------------------------------------------
                                                     3/31/2007       12/31/2006       9/30/2006       6/30/2006      3/31/2006
                                                   ----------------------------------------------------------------------------
INCOME STATEMENT DATA:
  Interest revenue                                 $  2,167,557     $  2,062,426     $  1,738,658    $ 1,411,071    $ 1,201,801
  Interest expense                                    1,044,071        1,006,550          813,784        605,671        591,793
                                                   ----------------------------------------------------------------------------
  Net interest income                                 1,123,486        1,055,876          924,874        805,400        610,008
  Provision for loan and lease losses                   158,000           97,500          470,000         34,000         55,000
  Noninterest revenue                                    91,888          128,352          123,593        135,369         81,700
  Noninterest expenses                                  938,013          953,044          938,262        897,817        850,383
                                                   ----------------------------------------------------------------------------
  Income (loss) before incomes taxes                    119,361          133,684         (359,795)         8,952       (213,675)
  Income taxes                                               --               --               --             --             --
                                                   ----------------------------------------------------------------------------
  Net income (loss)                                $    119,361     $    133,684     $   (359,795)   $     8,952    $  (213,675)
                                                   ============================================================================

PER SHARE AND SHARES OUTSTANDING DATA:
 Basic and diluted net income (loss)
   per common share                                $       0.04     $       0.05     $      (0.14)   $        --    $     (0.16)
 Tangible book value per common share
   at period end                                   $       6.00     $       5.94     $       5.88    $      5.98    $      5.93
 Average shares outstanding, basic and diluted        2,654,202        2,654,202        2,654,202      2,662,581      1,363,369

BALANCE SHEET DATA:
  Total assets                                     $113,838,480     $108,158,098     $ 96,316,169    $ 81,856,691   $ 78,932,257
  Total loans, net                                   96,116,533       84,586,933       78,396,299      63,146,031     54,863,173
  Total deposits                                     97,130,397       91,584,537       80,138,125      65,532,429     62,452,118
  Stockholders' equity                             $ 16,154,352     $ 15,992,396     $ 15,835,797    $ 16,105,896   $ 16,098,687

PERFORMANCE RATIOS:
  Net interest margin                                      4.31%         4.14%               4.12%          4.22%           3.51%

ASSET QUALITY RATIOS:
  Allowance to period-end loans                            1.21%         1.20%               1.15%          0.71%           0.76%
  Non-performing loans to allowance for
    loan and lease                                       l52.72%        75.08%              68.01%        138.91%         148.45%
  Non-performing assets to total assets                    0.55%         0.71%               0.65%          0.77%           0.79%
  Net chargeoffs (recoveries) to average loans               --            --                0.01%            --              --

CAPITAL RATIOS:
  Total risk-based capital ratio                          17.30%        21.63%              23.29%         27.78%          31.21%
  Tier I risk-based capital ratio                         16.07%        20.38%              22.04%         26.98%          30.41%
  Tier I leverage capital ratio                           14.73%        15.21%              17.05%         20.00%          21.75%

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